Exhibit 10.53
Record and return to:

Principal Life Insurance Company
801 Grand Avenue
Des Moines, IA  50392-1360
Attn:  David L. Graves


                         MORTGAGE AND SECURITY AGREEMENT

                   THE NOTE SECURED BY THIS MORTGAGE CONTAINS
                           AN ADJUSTABLE INTEREST RATE

                                     752834

A. THIS MORTGAGE AND SECURITY AGREEMENT (as the same may from time to time hereafter be modified, supplemented or amended, this "Mortgage") is made as of March 16, 2001, by and between NEW BRIGHTON BUSINESS CENTER LLC, a Delaware limited liability company, having its principal place of business and post office address at c/o Medtox Scientific, Inc., 402 West County Road D., St. Paul, Minnesota 55112, Attention: Chief Financial Officer, as "Borrower" ("Borrower" to be construed as "Borrowers" if the context so requires), and Principal Life Insurance Company, an Iowa corporation, having a principal place of business and post office address c/o Principal Capital Management, LLC at 801 Grand Avenue, Des Moines, Iowa 50392-1450, as "Lender".


       WITNESSETH:

B. Borrower is justly indebted to Lender for money borrowed (the "Loan") in the original principal sum of Six Million Two Hundred Thousand and 00/100 Dollars ($6,200,000.00) (the "Loan Amount") evidenced by Borrower's secured promissory note of even date herewith, made payable and delivered to Lender (as may be modified, amended, supplemented, extended or consolidated in writing and any note(s) issued in exchange therefor or replacement thereof) (the "Note"), in which Note Borrower promises to pay to Lender the Loan Amount together with all accrued and unpaid interest thereon, interest accrued at the Default Rate (if any), Late Charges (if any), the Make Whole Premium (if any), and all other obligations and liabilities due or to become due to Lender pursuant to the Loan Documents and all other amounts, sums and expenses paid by or payable to Lender pursuant to the Loan Documents and the Environmental Indemnity (collectively the "Indebtedness") until the Indebtedness has been paid, but in any event, the unpaid balance (if any) remaining due on the Note shall be due and payable on April 1, 2011 or such earlier date resulting from the acceleration of the Indebtedness by Lender (the "Maturity Date"). Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the other Loan Documents.

C. NOW, THEREFORE, to secure the payment of the Indebtedness in accordance with the terms and conditions of the Loan Documents, and all extensions, modifications and renewals thereof and the performance of the covenants and agreements contained therein, and also to secure the payment of any and all other Indebtedness, direct or contingent, that may now or hereafter become owing from Borrower to Lender in connection with the Loan Documents, and in consideration of the Loan Amount in hand paid, receipt of which is hereby acknowledged, Borrower does by these presents Mortgage unto Lender, its successors and assigns forever, that certain real estate and all of Borrower's estate, right, title and interest therein, located in the county of Ramsey, state of Minnesota, more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), which Land, together with the following described property, rights and interests, is collectively referred to herein as the "Premises".

D. Together with Borrower's interest as lessor in and to all Leases and all Rents, which are pledged primarily and on a parity with the Land and not secondarily.

E. Together with all and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, sewer rights, rights in trade names, licenses, permits and contracts, and all other rights, liberties and privileges of any kind or character in any way now or hereafter appertaining to the Land, including but not limited to, homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof.

F. Together with the right in the case of foreclosure hereunder of the encumbered property for Lender to take and use the name by which the buildings and all other improvements situated on the Premises are commonly known and the right to manage and operate the said buildings under any such name and variants thereof.

G. Together with all right, title and interest of Borrower in any and all buildings and improvements of every kind and description now or hereafter erected or placed on the said Land and all materials intended for construction, reconstruction, alteration and repairs of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and all fixtures now or hereafter owned by Borrower and attached to or contained in and used in connection with the Premises including, but not limited to, all machinery, motors, elevators, fittings, radiators, awnings, shades, screens, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all items of furniture, furnishings, equipment and personal property owned by Borrower used or useful in the operation of the Premises; and all renewals or replacements of all of the aforesaid property owned by Borrower or articles in substitution therefor, whether or not the same are or shall be attached to said buildings or improvements in any manner (collectively, the "Improvements"); it being mutually agreed, intended and declared that all the aforesaid property owned by Borrower and placed by it on the Land or used in connection with the operation or maintenance of the Premises shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be Land and covered by this Mortgage, and as to any of the property aforesaid which does not form a part and parcel of the Land or does not constitute a "fixture" (as such term is defined in the Uniform Commercial Code) this Mortgage is hereby deemed to be, as well, a security agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in such property which Borrower hereby grants to Lender as secured party.

H. Together with all right, title and interest of Borrower, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Premises and all right, title and interest of Borrower, now owned or hereafter acquired, in, to, over and under the ways, streets, sidewalks and alleys adjoining the Premises.

I. Together with all funds now or hereafter held by Lender under any escrow security agreement or under any of the terms hereof, including but not limited to funds held under the provisions of paragraph 5 hereof, insurance proceeds from all insurance policies required to be maintained by Borrower under the Loan Documents, and all awards, decrees, proceeds, settlements or claims for damage now or hereafter made to or for the benefit of Borrower by reason of any damage to, destruction of or taking of the Premises or any part thereof, whether the same shall be made by reason of the exercise of the right of eminent domain or by condemnation or otherwise (a "Taking").

J. TO HAVE AND TO HOLD the same unto the Lender, its successors and assigns forever, for the purposes and uses herein expressed.

K. Borrower represents that it is the absolute owner in fee simple of the Premises described in Exhibit A, which Premises are free and clear of any liens or encumbrances except as set out in Exhibit B attached hereto, and except for taxes which are not yet due or delinquent. Borrower shall forever warrant and defend the title to the Premises against all claims and demands of all persons whomsoever and will on demand execute any additional instrument which may be required to give Lender a valid first lien on all of the Premises, subject to the "Permitted Encumbrances" set forth in Exhibit B.

L. Borrower further represents that (i) the Premises is not subject to any casualty damage; (ii) Borrower has not received any written notice of any eminent domain or condemnation proceeding affecting the Premises; and (iii) to the best of Borrower's knowledge, following due and diligent inquiry, there are no actions, suits or proceedings pending, completed or threatened against or affecting Borrower or any person or entity owning an interest (directly or indirectly) in Borrower ("Interest Owner(s)") or any property of Borrower or any Interest Owner in any court or before any arbitrator of any kind or before or by any governmental authority (whether local, state, federal or foreign) that, individually or in the aggregate, could reasonably be expected by Lender to be materially adverse to the transaction contemplated hereby.

       BORROWER COVENANTS AND AGREES AS FOLLOWS:

       1.     Borrower shall

               (a) pay each item of Indebtedness secured by this Mortgage when due according to the terms of the Loan Documents;

               (b) pay a Late Charge on any payment of principal, interest, Make Whole Premium or Indebtedness which is not paid on or before the due date thereof to cover the expense involved in handling such late payment;

               (c) pay on or before the due date thereof any Indebtedness permitted to be incurred by Borrower pursuant to the Loan Documents and any other claims which could become a lien on the Premises (unless otherwise specifically addressed in paragraph 1(e) hereof), and upon request of Lender exhibit satisfactory evidence of the discharge thereof;

               (d) complete within a reasonable time, the construction of any Improvements now or at any time in process of construction upon the Land;

               (e) manage, operate and maintain the Premises and keep the Premises, including but not limited to, the Improvements, in good condition and repair and free from mechanics' liens or other liens or claims for liens, provided however, that Borrower may in good faith, with reasonable diligence and upon written Notice to Lender within ten
          (10) days after Borrower has knowledge of such lien or claim, contest the validity or amount of any such lien or claim and defer payment and discharge thereof during the pendency of such contest in the manner provided by law, provided that (i) such contest may be made without the payment thereof; (ii) such contest shall prevent the sale or forfeiture of the Premises or any part thereof, or any interest therein, to satisfy such lien or claim; (iii) Borrower shall have obtained a bond over such lien or claim from a bonding company acceptable to Lender which has the effect of removing such lien or collection of the claim or lien so contested; and (iv) Borrower shall pay all costs and expenses incidental to such contest; and further provided, that in the event of a ruling or adjudication adverse to Borrower, Borrower shall promptly pay such claim or lien, shall indemnify and hold Lender and the Premises harmless from any loss for damage arising from such contest and shall take whatever action necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to the Lender;

              (f) comply, and use commercially reasonable efforts to cause each lessee or other user of the Premises to comply, with all requirements of law and ordinance, and all rules and regulations, now or hereafter enacted, by authorities having jurisdiction of the Premises and the use thereof, including but not limited to all covenants, conditions and restrictions of record pertaining to the Premises, the Improvements, and the use thereof (collectively, "Legal Requirements");


              (g) subject to the provisions of paragraph 6 hereof, promptly repair, restore or rebuild any Improvements now or hereafter a part of the Premises which may become damaged or be destroyed by any cause whatsoever, so that upon completion of the repair, restoration and rebuilding of such Improvements there will be no liens of any nature arising out of the construction and the Premises will be of substantially the same character and quality as it was prior to the damage or destruction;

              (h) if other than a natural person, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and, if other than its state of formation, the state where the Premises is located;

              (i) do all things necessary to preserve and keep in full force and effect Lender's title insurance coverage insuring the lien of this Mortgage as a first and prior lien, subject only to the Permitted Encumbrances stated in Exhibit B and any other exceptions after the date of this Mortgage approved in writing by Lender, including without limitation, delivering to Lender not less than 30 days prior to the effective date of any rate adjustment, modification or extension of the Note or any other Loan Document, any new policy or endorsement which may be required to assure Lender of such continuing coverage; and

              (j) execute any and all documents which may be required to perfect the security interest granted by this Mortgage.

       2.     Borrower shall not:

              (a) make any alteration or addition exceeding $50,000.00 (other than normal repair and maintenance) to (i) the roof or any structural component of any Improvements on the Premises, or
                    (ii) the building operating systems, including but not limited to the mechanical, electrical, heating, cooling or ventilation systems (other than replacement with equal or better quality and capacity), without the prior written consent of Lender, except such as are required by applicable Legal Requirements;

               (b) remove or demolish any material Improvements, or any portion thereof, which at any time constitutes a part of the Premises;

               (c) cause or permit any change to be made in the general use of the Premises without Lender's prior written consent;

               (d) initiate any or acquiesce to a zoning reclassification or material change in zoning without Lender's prior written consent. Borrower shall use all reasonable efforts to contest any such zoning reclassification or change;

               (e) make or permit any use of the Premises that could with the passage of time result in the creation of any right of use, or any claim of adverse possession or easement on, to or against any part of the Premises in favor of any person or entity or the public;

               (f) allow any of the following to occur (unless a Permitted Transfer):

                    (i) a Transfer of all or any portion of the  Premises or any interest in the Premises;

                    (ii) a Transfer of any ownership interest in Borrower or any entity which owns, directly or indirectly, an interest in Borrower at any level of the ownership structure; or

                   (iii) in addition to (i) and (ii) above, if the Borrower is a trust or if a trust owns an interest, directly or indirectly, in any entity which owns an interest in Borrower at any level of the ownership structure, the addition, deletion or substitution of a trustee of such trust.

                    If any of such events  occur,  it shall be null and void and
                    shall   constitute  an  Event  of  Default  under  the  Loan
                    Documents.

                    It is understood and agreed that the Indebtedness evidenced by the Note is personal to Borrower and in accepting the same Lender has relied upon what it perceived as the willingness and ability of Borrower to perform its obligations under the Loan Documents and the Environmental Indemnity and as lessor under the Leases of the Premises. Furthermore, Lender may consent to a Transfer and expressly waive Borrower's covenants contained in this paragraph 2(f), in writing to Borrower; however any such consent and waiver shall not constitute any consent or waiver of such covenants as to any Transfer other than that for which the consent and waiver was expressly granted. Furthermore, Lender's willingness to consent to any Transfer and waive Borrower's covenants contained in this paragraph 2(f), implies no standard of reasonableness in determining whether or not such consent shall be granted and the same may be based upon what Lender solely deems to be in its best interest.

                    For purposes of the Loan Documents, the following terms shall have the respective meanings set forth below:

                    "Transfer" or "Transferred" shall mean with respect to the Premises, an interest in the Premises, or an ownership interest or interest therein:

                         (i) a sale, assignment,  transfer,  conveyance or other
                    disposition (whether voluntary, involuntary or by operation of law);

                         (ii) the creation,  sufferance or granting of any lien,
                    encumbrance, security interest or collateral assignment (whether voluntarily, involuntarily or by operation of law), other than the lien hereof, the leases of the Premises assigned to Lender, the Permitted Encumbrances and those liens which Borrower is contesting in accordance with the provisions of paragraph 1(e);

                         (iii) the issuance or other creation of ownership interests in an entity;

                         (iv) the  reconstitution  or conversion from one entity
                    to another type of entity; or

                         (v) a  merger,  consolidation,  reorganization  or  any
                    other business combination.

                    "Permitted Transfer" shall mean:

                    (i) a minor (as determined by Lender) conveyance of an interest in the Premises by Borrower, such as a utility easement, and for which Lender has given its prior written consent and imposed such conditions as Lender deems advisable and appropriate;
                    (ii) a sale, assignment, transfer or conveyance of all or any portion of the Premises or an interest in the Premises for which Borrower has complied with all of the Property Transfer Requirements;
                    (iii) any of the following Transfers for which Borrower has complied with all of the Ownership Transfer Requirements as applicable and Lender has given its prior written consent (and in connection with such consent, Lender may impose any conditions it wishes in its sole discretion);

                         (A) a sale,  assignment,  transfer, or conveyance of an
                    ownership interest or interest therein;

                         (B)  the  issuance  or  other   creation  of  ownership
                    interests in an entity;

                         (C) the reconstitution or conversion from one entity to
                    another  type of  entity;  or

                         (D) a  merger,  consolidation,  reorganization  or  any
                    other business combination; or

                (iv) transfers of shares in Medtox Scientific, Inc.

                    "Property Transfer Requirements" are all of the following:

                    1. Prior review and approval of the proposed purchaser or other transferee and the subject transaction by Lender, at Lender's sole discretion. Review of the proposed purchaser or other transferee and the subject transaction shall encompass various factors, including, but not limited to, the proposed purchaser's or other transferee's creditworthiness, financial strength, and real estate management and leasing expertise as well as the proposed transaction's effect on the Premises, the Borrower, and other security for the Loan;

                    2. Payment to Lender of an assumption fee equal to the greater of: (a) one percent (1%) of the principal balance of the Note; or (b) $15,000.00; provided, however, that Lender will require $15,000.00 of such fee to be paid at the beginning of Lender's review process, and such sum shall be nonrefundable and earned upon receipt by Lender whether or not the transaction is ultimately completed or Lender ultimately approves the proposed purchaser or other transferee;

                    3. Receipt, at Borrower's expense, of either (at Lender's discretion) a new ALTA standard loan policy or an endorsement updating the Lender's existing loan policy in the full amount of the Loan, in form and by an issuer satisfactory to Lender, and which insures this Mortgage to be a first and prior lien subject only to those exceptions which were previously approved by Lender and provides coverage against usury and mechanic's liens;

                    4. Receipt by Lender of copies of all relevant information and documentation relating to or required by Lender in connection with the proposed transfer including but not limited to (a) the organizational documents of the proposed transferee and an opinion of counsel satisfactory to Lender as to its due formation, valid existence and authority to enter into and carry out the proposed transaction; (b) the deeds or other instruments of transfer and documents relating to the assignment and assumption of Leases; (c) evidence of compliance with the insurance requirements contained in the Loan Documents; and (d) compliance with such other closing requirements as are customarily imposed by Lender in connection with such transactions;

                    5. Execution, delivery, acknowledgment and recordation, as applicable, of new, revised and/or replacement assumption agreements, loan modification agreements, indemnification agreements, escrow security agreements, security instruments, financing statements, UCCs, new or revised letters of credit and/or guarantees in form and substance satisfactory to Lender;

                    6. Payment of outside counsel fees and costs, other applicable professional's fees and costs, taxes, recording fees and the like, and any other fees and costs incurred; and

                    7. Receipt by Lender of 60 days advance written notice of the proposed Transfer in question.

                    "Ownership Transfer Requirements" are all of the Property Transfer Requirements which Lender deems appropriate in its discretion, as well as a reasonable processing fee to be determined by Lender; provided, however, that (i) with respect to item 2 of the Property Transfer Requirements, the 1% component of the fee shall be prorated (subject, however, to the $15,000 minimum) based on Lender's calculation of the effective percentage interest in Borrower transferred, and
                    (ii) item 3 of the Property Transfer Requirements shall be required, at Lender's discretion, only in the event of (A) a merger, consolidation, reorganization or any other business combination, or (B) a reconstitution or conversion from one entity to another type of entity.

     3. (a) Except as provided in Section 5, Borrower shall pay or cause to be paid when due and before any penalty attaches or interest accrues all general taxes, special taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), utility charges, water charges, sewer service charges, common area maintenance charges, if any, vault or space charges and all other like charges against or affecting the Premises or against any property or equipment located on the Premises, or which might become a lien on the Premises, and shall, within 10 days following Lender's request, furnish to Lender a duplicate receipt of such payment. If any such tax, assessment or charge may legally be paid in installments, Borrower may, at its option, pay such tax, assessment or charge in installments.

     (b) If Borrower desires to contest any tax, assessment or charge relating to the Premises, Borrower may do so by paying the same in full, under protest, in the manner provided by law; provided, however, that

          (i) if contest of any tax, assessment or charge may be made without the payment thereof, and

          (ii) such contest shall have the effect of preventing the collection of the tax, assessment or charge so contested and the sale or forfeiture of the Premises or any part thereof or any interest therein to satisfy the same, then Borrower may in its discretion and upon the giving of written notice to Lender of its intended action and upon the furnishing to Lender of such security or bond as Lender may require, contest any such tax, assessment or charge in good faith and in the manner provided by law. All costs and expenses incidental to such contest shall be paid by Borrower. In the event of a ruling or adjudication adverse to Borrower, Borrower shall promptly pay such tax, assessment or charge. Borrower shall indemnify and save harmless the Lender and the Premises from any loss or damage arising from any such contest and shall, if necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to Lender, pay such tax, assessment or charge or take whatever action is necessary to prevent any sale, forfeiture or loss.

     4. (a) Borrower shall at all times keep in force (i) property insurance insuring all Improvements which now are or hereafter become a part of the Premises for perils covered by a causes of loss-special form insurance policy with an ordinance or law coverage endorsement containing both replacement cost and agreed amount endorsements or options; (ii) commercial general liability insurance naming Lender as an additional insured protecting Borrower and Lender against liability for bodily injury or property damage occurring in, on or adjacent to the Premises in commercially reasonable amounts; (iii) boiler and machinery insurance if the property has a boiler or is an office building; (iv) rental value insurance for the perils specified herein for one hundred percent (100%) of the Rents (including operating expenses, real estate taxes, assessments and insurance costs which are lessee's liability) for a period of twelve (12) months; (v) builders risk insurance during all periods of construction; and
     (vi) insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood and earthquake.

     (b) All insurance shall be in form, content and amounts approved by Lender and written by an insurance company or companies rated A, class size X or better in the most current issue of Best's Insurance Reports and which is licensed to do business in the state in which the Premises are located and domiciled in the United States or a governmental agency or instrumentality approved by Lender. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Lender to collect any and all proceeds payable thereunder and shall include a 30 day (except for nonpayment of premium, in which case, a 10 day) notice of cancellation clause in favor of Lender. All policies or certificates of insurance shall be delivered to and held by Lender as further security for the payment of the Note and any other obligations arising under the Loan Documents, with evidence of renewal coverage delivered to Lender at least 30 days before the expiration date of any policy. Borrower shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required in the Loan Documents.

5. (a) Borrower shall deposit with and pay to Lender, on the Closing Date and/or on each payment date specified in the Note, sums calculated by Lender for payment of the following as they become due and payable: (i) the estimated taxes and assessments assessed or levied against the Premises, and (ii) the estimated premiums for insurance required by the Loan Documents, excluding commercial general liability insurance. Lender shall use such deposits to pay the taxes, assessments and premiums when the same become due. Borrower shall procure and deliver to Lender, in advance, statements for such charges. If the total payments made by Borrower under this paragraph exceed the amount of payments actually made by Lender for taxes, assessments and insurance premiums, such excess shall be credited by Lender on subsequent deposits to be made by Borrower. If, however, the deposits are insufficient to pay the taxes, assessments and insurance premiums when the same shall be due and payable, Borrower will pay to Lender any amount necessary to make up the deficiency, five
(5) business days before the date when payment of such taxes, assessments and insurance premiums shall be due. If at any time Borrower shall tender to Lender, in accordance with the provisions of the Note secured by this Mortgage, full payment of the entire Indebtedness represented thereby, Lender shall, in computing the amount of such Indebtedness, credit to the account of Borrower any balance remaining in the funds accumulated and held by Lender under the provisions of this paragraph. If there is an Event of Default resulting in a public sale of the Premises, or if Lender otherwise acquires the Premises after an Event of Default, Lender shall apply, at the time of commencement of such proceedings, or at the time the Premises is otherwise acquired, the balance then remaining in the funds accumulated under this paragraph as a credit toward any delinquent or accrued taxes and then in such priority as Lender elects to the other Indebtedness.

     (b) Any funds held under this paragraph shall not constitute any deposit or account of the Borrower or moneys to which the Borrower is entitled upon demand, or upon the mere passage of time. Lender shall not be required to segregate such deposits and may hold such deposits in its general account or any other account and may commingle such deposits with any other moneys of Lender or moneys which Lender is holding on behalf of any other person or entity.

6. In the event of any damage to or destruction of the Premises, or any part thereof:

     (a) Borrower will immediately notify Lender thereof in the manner provided in this Mortgage for the giving of notices. Lender shall have the right (which may be waived by Lender in writing) to settle and adjust any claim under such insurance policies required to be maintained by Borrower. In all circumstances, the proceeds thereof shall be paid to Lender and Lender is authorized to collect and to give receipts therefor. Borrower agrees and acknowledges that such proceeds shall be held by Lender without any allowance of interest and that in any bankruptcy proceeding of Borrower, all such proceeds shall be deemed to be "Cash Collateral" as that term is defined in Section 363 of the Bankruptcy Code. Provided that no Event of Default exists, Borrower shall have the right to participate in any settlement or adjustment; provided, however, that any settlement or adjustment shall be subject to the written approval of Lender, not to be unreasonably withheld.

     (b) Such proceeds, after deducting therefrom any expenses incurred by Lender in the collection thereof (including but not limited to reasonable attorneys' fees and costs), shall be applied by Lender to pay the Indebtedness secured hereby including, but not limited to the Make Whole Premium, whether or not then due and payable, provided, however, that if no Event of Default exists at the time of such application, no Make Whole Premium shall be due.

     Notwithstanding anything hereinabove to the contrary,

                    (i) in the event the casualty occurs more than six (6) months prior to the Maturity Date and no Event of Default exists, Lender shall apply such proceeds as follows:

                           (A) If the aggregate amount of such proceeds is less than $50,000, Lender shall pay such proceeds directly to Borrower, to be held in trust for Lender and applied to the cost of rebuilding and restoring the Premises.

                           (B) If the aggregate amount of such proceeds equals or exceeds $50,000 Lender shall disburse such amounts of the proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises, subject to the conditions set forth in paragraph 6(c) below.

                    (ii) in the event (x) an Event of Default exists, or (y) the casualty occurs during the last six (6) months prior to the Maturity Date and Lender determines that the repair and restoration of such casualty cannot be completed prior to the Maturity Date, or (z) the conditions set forth in paragraph 6(c) are not met, then Lender, in its sole and absolute discretion may either:

                           (A) declare the entire Indebtedness to be immediately due and payable and apply all such proceeds to pay the Indebtedness in such priority as Lender elects, provided, however, that if no Event of Default exists at the time of such application, no Make Whole Premium shall be due; or

                           (B) disburse such proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises subject to those conditions set forth in paragraph 6(c) which Lender in its sole and absolute discretion may require.

               (c) (i) In the event that Borrower is to be reimbursed out of the insurance proceeds or out of any award or payment received with respect to a Taking, Lender shall from time to time make available such proceeds, subject to the following conditions: (a) there continues to exist no Event of Default; (b) the delivery to Lender of satisfactory evidence of the estimated cost of completion of such repair and restoration work and any architect's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and of payment and of the continued priority of the lien hereof over any potential liens of mechanics and materialmen (including, without limitation, title policy endorsements) as Lender may require and approve; (c) the time required to complete the repair and restoration work and for the income from the Premises to return to the level it was prior to the loss will not exceed the coverage period of the rental value insurance required hereunder; (d) the annual net operating income from all approved executed Leases, having at least two years remaining prior to the expiration of their term, with no uncured defaults, shall equal or exceed 1.35 times the annual debt service on the Note, and Medtox Laboratories confirms in writing to Lender that it will occupy the Premises after the restoration is completed, its lease is in full force and effect, and no defaults have occurred and are continuing thereunder; (e) Lender approves the plans and specifications of such work before such work is commenced if the estimated cost of rebuilding and restoration exceeds 25% of the Indebtedness or involves any structural changes or modifications. If said plans and specifications substantially comply with those previously approved by Lender, Lender's approval shall not be unreasonably withheld; (f) if the amount of any insurance proceeds, award or other payment is insufficient to cover the cost of restoring and rebuilding the Premises, Borrower shall pay such cost in excess of such proceeds, award or other payment before being entitled to reimbursement out of such funds; (g) Borrower pays to Lender a non-refundable processing fee equal to the greater of $5,000.00 or .25% of the amount of such proceeds within sixty (60) days of the occurrence of any such damage or destruction and before Lender disburses any proceeds; and (h) such other conditions to such disbursements, in Lender's discretion, as would be customarily required by a construction lender doing business in the area where the Premises is located or which are otherwise required by any rating agency rating a securitization transaction with respect to the Loan.

               (ii) No payment made by Lender prior to the final completion of the repair or restoration work shall, together with all payments theretofore made, exceed 90% of the cost of such work performed to the time of payment, and at all times the undisbursed balance of said proceeds shall be at least sufficient to pay for the cost of completion of such work free and clear of all liens. Any proceeds remaining after payment of the cost of rebuilding and restoration shall, at the option of Lender, either be (a) applied in reduction of the Indebtedness secured hereby, provided, however, that if no Event of Default exists at the time of such application, no Make Whole Premium shall be due, or (b) paid to Borrower.

               (iii) Repair and restoration of the Premises shall be commenced promptly after the occurrence of the loss and shall be prosecuted to completion diligently, and the Premises shall be so restored and rebuilt to substantially the same character and quality as prior to such damage and destruction and shall comply with all building codes and zoning requirements.

               (d) Should such damage or destruction occur after foreclosure or sale proceedings have been instituted, the proceeds of any such insurance policy or policies, if not applied in rebuilding or restoration of the Improvements, shall be used to pay (i) the Indebtedness then due and owing in the event of a non-judicial sale in such priority as Lender elects, or (ii) the amount due in accordance with any decree of foreclosure or deficiency judgment that may be entered in connection with such proceedings, and the balance, if any, shall be paid to the owner of the equity of redemption if he shall then be entitled to the same, or otherwise as any court having jurisdiction may direct.

       7.     In the event of the commencement of a Taking affecting the
              Premises:

              (a) Borrower shall notify Lender thereof in the manner provided in this Mortgage for the giving of notices. Lender may participate in such proceeding, and Borrower shall deliver to Lender all documents requested by it to permit such participation.

              (b) Borrower shall cause the proceeds of any award or other payment made relating to a Taking, to be paid directly to Lender. Lender, in its sole and absolute discretion: (i) may apply all such proceeds to pay the Indebtedness in such priority as Lender elects, provided however, that if no Event of Default exists at the time of such application no Make Whole Premium shall be due; or (ii) subject to and in accordance with the provisions set forth in paragraph 6(c) above, may disburse such amounts of the proceeds as Lender reasonably deems necessary for the repair or replacement of the Premises.

     8. If by the laws of the United States of America or of any state or governmental subdivision having jurisdiction over Borrower or of the Premises or of the Loan evidenced by the Loan Documents or any amendments or modifications thereof, any tax or fee is due or becomes due or is imposed upon Lender in respect of the issuance of the Note hereby secured or the making, recording and registration of this Mortgage or otherwise in connection with the Loan Documents, the Environmental Indemnity or the Loan, except for Lender's income or franchise tax, Borrower covenants and agrees to pay such tax or fee in the manner required by such law, and to hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any such tax or fee.

     9. (a) Upon the occurrence of any Event of Default, Lender may, but need not, make any payment or perform any act herein required of Borrower, in any form and manner deemed expedient and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting said Premises, or contest any tax or assessment. All moneys paid for any of the purposes herein authorized and all reasonable expenses paid or incurred in connection therewith, including but not limited to, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal, and any other money advanced by Lender to protect the Premises and the lien hereof, shall be so much additional Indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate from the date of expenditure or advance until paid.

     (b) In making any payment hereby authorized relating to taxes or assessments or for the purchase, discharge, compromise or settlement of any prior lien, Lender may make such payment according to any bill, statement or estimate secured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof or without inquiry as to the validity or amount of any claim for lien which may be asserted.

10. If one or more of the following events (herein called "Event(s) of Default") shall have occurred:

     (a) failure to pay when due any principal, interest, Make Whole Premium or other Indebtedness, utilities, taxes or assessments or insurance premiums required pursuant to the Loan Documents or the Environmental Indemnity, and such failure shall have continued for 10 days, provided, however, that if
     (i) the default provided for in this subparagraph 10(a) is due solely to the negligence of Borrower's bank, (ii) the amount necessary to make the payment in question was in the bank account from which the payment was to be made, (iii) Borrower had properly authorized and instructed its bank to make such payment, and (iv) payment is made within two business days of written Notice from Lender, then there shall be no Event of Default and no Late Charges shall be assessed on said payment; but further provided that in the event two such Notices are given over the term of the Mortgage, thereafter an Event of Default shall occur and Late Charges shall be assessed both without notice by Lender to Borrower; or

     (b) Borrower, Interest Owner or any guarantor voluntarily brings or acquiesces to any of the following: (A) any action for dissolution, act of dissolution or dissolution or the like of Borrower, Interest Owner or any guarantor under the Federal Bankruptcy Code as now or hereafter constituted; (B) the filing of a petition or answer proposing the adjudication of Borrower, Interest Owner or any guarantor as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to any present or future federal or state bankruptcy or similar law; or (C) the appointment by order of a court of competent jurisdiction of a receiver, trustee or liquidator of the Premises or any part thereof or of Borrower, Interest Owner or any guarantor or of substantially all of the assets of Borrower, Interest Owner or any guarantor; or

     (c) one or more of the items set forth in paragraph 10(b) above occur which were either not (i) voluntarily brought by Borrower, Interest Owner or any guarantor or (ii) acquiesced in by Borrower, Interest Owner or any guarantor, and which are not discharged or dismissed within 90 days after the action, filing or appointment, as the case may be; or

     With respect to the matters in (b) and (c) above for an Interest Owner only, no Event of Default shall occur until an interested party or Interest Owner asserts a claim or right against Borrower or the Premises which in any manner may affect Lender's rights, remedies, or interests granted under the Loan Documents (whether or not such assertion is successful).

     (d) with respect to the matters not described in the other subparagraphs of this paragraph 10, failure to duly observe or perform any covenant, condition or agreement of the Borrower or any guarantor contained in this Mortgage, the Note or the Assignment of Leases from Borrower to Lender or in any other instrument or agreement which evidences or secures the Loan (the "Loan Documents"), or in the Environmental Indemnity, and such failure shall have continued for 30 days after Notice specifying such failure is given by Lender to Borrower; or

     If any failure to observe or perform under (d) above shall be of such nature that it cannot be cured or remedied within 30 days, Borrower shall be entitled to a reasonable period of time to cure or remedy such failure (not to exceed 90 days following the giving of Notice), provided Borrower commences the cure or remedy thereof within the 30 day period following the giving of Notice and thereafter proceeds with diligence, as determined by Lender, to complete such cure or remedy.

     (e) the failure of Borrower to duly observe or perform any of the covenants, conditions and agreements of the Borrower contained in paragraph 2(f) of this Mortgage; or

              (f) any representation made by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or the Environmental Indemnity or in any material written information provided by or on behalf of Borrower, Interest Owner or any guarantor in connection with the Loan shall prove to be untrue or inaccurate in any material respect; or

              (g) the failure of Borrower to give Notice to Lender within 60 days after the death of any individual who is personally liable for any obligation under the Loan Documents or the Environmental Indemnity, as Borrower, indemnitor or guarantor, whether or not such individual had executed the Note or this Mortgage; or

              (h) subject to the provisions of paragraph 2(f), the failure of Borrower to provide Lender with an assumption agreement in form and substance and executed by a person(s) or entity(ies) acceptable to Lender in its sole discretion to assume the obligations of any deceased individual who is personally liable for any obligation under the Loan Documents or the Environmental Indemnity, as Borrower, indemnitor or guarantor, whether or not such individual had executed the Note or this Mortgage, and such failure shall have continued for 60 days after the death of such individual then, in each and every such case, the whole of said principal sum hereby secured shall, at the option of the Lender and without further notice to Borrower, become immediately due and payable together with accrued interest thereon, a Make Whole Premium calculated in accordance with the provisions of the Loan Documents and all other Indebtedness, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance and any interest or Make Whole Premium or other Indebtedness then due, at the Default Rate until fully paid or if Lender has not exercised said option, for the duration of any Event of Default.

       11. Borrower agrees that if Lender accelerates the whole or any part of the principal sum hereby secured, or applies any proceeds pursuant to the provisions hereof, Borrower waives any right to prepay the principal sum hereby secured in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, a "Make Whole Premium". However, in the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance under the Note, no Make Whole Premium shall be due so long as no Event of Default exists at the time of such application.

              The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as follows:

              (a) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary Issue")** published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

                    **In the event there is no market activity involving the Primary Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

               (b) Calculate the "Present Value of the Mortgage." The Present Value of the Mortgage is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Call Date, or if the Call Date has already passed, on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Call Date, or if the Call Date has already passed, to the Maturity Date. In the event of a partial prepayment as a result of the aforementioned application of proceeds, the Present Value of the Mortgage shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment.

               (c) Subtract the amount of the prepaid proceeds from the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the premium.

               As set forth above, the U.S. Treasury Issue applicable for each prepayment period is as follows:

              Prepayment Period                         U.S. Treasury Issue

              To March 1, 2006                                *
              March 1, 2006 to March 1, 2011                  *

              **At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to the end of the applicable prepayment period.

12. Upon the occurrence of any Event of Default, in addition to any other rights or remedies provided in the Loan Documents, at law, in equity or otherwise, Lender shall have the right to foreclose the lien hereof, and to the extent permitted herein and by applicable law to sell the Premises by sale independent of the foreclosure proceedings. In any suit to foreclose the lien hereof, and in any sale of the Premises, there shall be allowed and included as additional Indebtedness payable by Borrower to Lender and secured hereby all expenditures and expenses which may be paid or incurred by or on behalf of Lender for attorneys' fees and costs, including attorneys' fees and costs on appeal, appraisers' fees, expenditures for documentary and expert evidence, stenographer's charges, publication and advertising costs, survey costs, environmental audits and costs (which may be estimated as to items to be expended after the entry of any decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, torrens certificates and similar data and assurances with respect to title as Lender deems reasonably necessary either to prosecute such suit or to consummate such sale or to evidence to bidders at any sale the true condition of the title to or the value of the Premises.

13. The proceeds of any foreclosure sale, or other sale of the Premises in accordance with the terms hereof or as permitted by law, shall be distributed and applied in the following order of priority: first, to the payment of all costs and expenses incident to the foreclosure and/or sale proceedings, including all items as are mentioned in any preceding or succeeding paragraph hereof; second, to the payment of all other items which under the terms hereof constitute secured Indebtedness in addition to that evidenced by the Note, with interest thereon as herein provided; third, to the payment of all principal, accrued interest remaining unpaid on the Note and Make Whole Premium; fourth, any surplus to the Borrower or Borrower's successors or assigns, as their rights may appear.

14. Following the occurrence of an Event of Default, unless the same has been specifically waived in writing, Borrower shall forthwith upon demand of Lender surrender to Lender possession of the Premises, and Lender shall be entitled to take actual possession of the Premises or any part thereof personally or by its agents or attorneys, and Lender in its discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises together with all documents, books, records, papers and accounts of the Borrower or the then owner of the Premises relating thereto, and may exclude Borrower, its agents or assigns wholly therefrom, and may as attorney-in-fact or agent of the Borrower, or in its own name as Lender and under the powers herein granted:

          (a) hold, operate, maintain, repair, rebuild, replace, alter, improve, manage or control the Premises as it deems judicious, insure and reinsure the same and any risks related to Lender's possession, operation and management thereof and receive all Rents, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of Rent, actions in forcible detainer and actions in distress for Rents, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Borrower; and

          (b) conduct leasing activity pursuant to the provisions of the Assignment of Leases.

Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any Lease. Should Lender incur any liability, loss or damage under any Leases, or under or by reason of the Assignment of Leases, or in the defense of any claims or demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements in any Lease, the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including reasonable attorneys' fees and costs on appeal, shall be added to the Indebtedness and secured hereby.

15. Lender in the exercise of the rights and powers conferred upon it shall have the full power to use and apply the Rents, less costs and expenses of collection to the payment of or on account of the items listed in (a) - (c) below, at the election of Lender and in such order as Lender may determine unless otherwise specifically provided in the Assignment. The manner of the application of Rents, the reasonableness of the costs and charges to which such Rents are applied and the item or items which shall be credited thereby shall be within the sole and unlimited discretion of Lender unless otherwise specifically provided in the Assignment.

     (a) to the payment of (i) the expenses of operating and maintaining the Premises, including, but not limited to the cost of management, leasing (which shall include reasonable compensation to Lender and its agent or agents if management and/or leasing is delegated to an agent or agents), repairing, rebuilding, replacing, altering and improving the Premises, (ii) premiums on insurance as hereinabove authorized, (iii) taxes and special assessments now due or which may hereafter become due on the Premises and
     (iv) expenses of placing the Premises in such condition as will, in the sole judgment of Lender, make it readily rentable;

          (b)  to  the  payment  of  any   principal,   interest  or  any  other
     Indebtedness secured hereby or any deficiency which may result from any foreclosure sale;

          (c) to the payment of established claims for damages, if any, reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal.

     To the extent that the costs and expenses in (a) - (c) above exceed the amounts collected, the excess shall be added to the Indebtedness and secured hereby.

16.  Upon the  occurrence  of any  Event of  Default,  unless  the same has been specifically waived in writing, Lender may apply to any court having jurisdiction for the appointment of a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Borrower at the time of application for such receiver and without regard to the then value of the Premises or the adequacy of Lender's security. Lender may be appointed as such receiver. The receiver shall have power to collect the Rents during the pendency of any foreclosure proceedings and, in case of a sale, during the full statutory period of redemption, if any, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collect such Rents. In addition, the receiver shall have all other powers which shall be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in its possession at Lender's election and in such order as Lender may determine in payment in full or in part of those items listed in paragraph 15.

17. (a) Borrower agrees that all reasonable costs, charges and expenses, including but not limited to, reasonable attorneys' fees and costs, incurred or expended by Lender arising out of or in connection with any action, proceeding or hearing, legal, equitable or quasi-legal, including the preparation therefor and any appeal therefrom, in any way affecting or pertaining to the Loan Documents, the Environmental Indemnity or the Premises, shall be promptly paid by Borrower. All such sums not promptly paid by Borrower shall be added to the Indebtedness secured hereby and shall bear interest at the Default Rate from the date of such advance and shall be due and payable on demand.

(b) Borrower hereby agrees that upon the occurrence of an Event of Default and the acceleration of the principal sum secured hereby pursuant to this Mortgage, to the full extent that such rights can be lawfully waived, Borrower hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any notice of acceleration, any stay, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of this Mortgage or before or after any decree, judgment or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Borrower or any such person or entity, and agrees that neither Borrower nor any such person or entity will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Lender herein but will permit the exercise of such remedy as though any such laws had not been enacted. Borrower hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises any and all rights of redemption from any sale or any order or decree of foreclosure obtained pursuant to provisions of this Mortgage.

18. Borrower hereby assigns to Lender directly and absolutely, and not merely collaterally, the interest of Borrower as lessor under the Leases of the Premises, and the Rents payable under any Lease and/or with respect to the use of the Premises, or portion thereof, including any oil, gas or mineral lease, or any installments of money payable pursuant to any agreement or any sale of the Premises or any part thereof, subject only to a license, if any, granted by Lender to Borrower with respect thereto prior to the occurrence of an Event of Default. Borrower has executed and delivered the Assignment of Leases which grants to Lender specific rights and remedies in respect of said Leases and governs the collection of Rents thereunder and from the use of the Premises, and such rights and remedies so granted shall be cumulative of those granted herein.

The collection of such Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice, except to the extent any such Event of Default is fully cured. Failure or discontinuance of Lender at any time, or from time to time, to collect any such moneys shall not impair in any manner the subsequent enforcement by Lender of the right, power and authority herein conferred on Lender. Nothing contained herein, including the exercise of any right, power or authority herein granted to Lender, shall be, or be construed to be, an affirmation by Lender of any tenancy, Lease or option, or an assumption of liability under, or the subordination of the lien or charge of this Mortgage to any such tenancy, Lease or option. Borrower hereby agrees that, in the event Lender exercises its rights as provided for in this paragraph or in the

Assignment of Leases, Borrower waives any right to compensation for the use of Borrower's furniture, furnishings or equipment in the Premises for the period such assignment of rents or receivership is in effect, it being understood that the Rents derived from the use of any such items shall be applied to Borrower's obligations hereunder as above provided.

19. All rights and remedies granted to Lender in the Loan Documents shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Lender. No waiver of any default or Event of Default under any of the Loan Documents shall at any time thereafter be held to be a waiver of any rights of the Lender hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for in the Loan Documents are cumulative and may, at the election of Lender, be exercised alternatively, successively, or concurrently. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Premises to the exclusion of any other portion. Time is of the essence under this Mortgage and the Loan Documents.

20. By accepting payment of any sum secured hereby after its due date, Lender does not waive its right either to require prompt payment when due of all other sums or installments so secured or to declare a default for failure to pay such other sums or installments.

21. The usury provisions of paragraph 6 of the Note and the limitation of recourse liability provisions of paragraph 9 of the Note are fully incorporated herein by reference as if the same were specifically stated here.

22. In the event one or more provisions of the Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Loan Documents shall be construed as if any such provision had never been contained herein.

23. If the payment of the Indebtedness secured hereby or of any part thereof shall be extended or varied, or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interested in said Premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Lender notwithstanding such variation or release.

24. Upon payment in full of the principal sum, interest and other Indebtedness secured by the Loan Documents, these presents shall be null and void, and Lender shall release this Mortgage and the lien hereof by proper instrument executed in recordable form.

25. (a) Borrower hereby grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to enter upon and inspect the Premises and all facilities located thereon at reasonable times. Lender shall make reasonable efforts to ensure that the operations of the tenants are not disrupted.

     (b) In connection with any sale or conveyance of this Mortgage, Borrower grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Lender's expense, a Phase I environmental audit of the Premises.

     (c) In the event there has been an Event of Default or in the event Lender has formed a reasonable belief, based on its inspection of the Premises or other factors known to it, that Hazardous Materials may be present on the Premises, then Borrower grants to Lender and its respective agents, attorneys, employees, consultants, contractors and assigns an irrevocable license and authorization to conduct, at Borrower's expense, environmental tests of the Premises, including without limitation, a Phase I environmental audit, subsurface testing, soil and ground water testing, and other tests which may physically invade the Premises or facilities (the "Tests"). The scope of the Tests shall be such as Lender, in its sole ----- discretion, determines is necessary to (i) investigate the condition of the Premises, (ii) protect the security interests created under this Mortgage, or (iii) determine compliance with Environmental Laws, the provisions of the Loan Documents and the Environmental Indemnity and other matters relating thereto. Notwithstanding anything contained hereinabove to the contrary, except in the event there has been an Event of Default, Lender shall provide prior written notice prior to conducting any tests in the Premises.

     (d) The foregoing licenses and authorizations are intended to be a means of protection of Lender's security interest in the Premises and not as participation in the management of the Premises.

26. Within 15 days after any written request by either party to this Mortgage, the requested party shall certify, by a written statement duly acknowledged, the amount of principal, interest and other Indebtedness then owing on the Note, the terms of payment, Maturity Date and the date to which interest has been paid. Borrower shall further certify whether any defaults, offsets or defenses exist against the Indebtedness secured hereby. Borrower shall also furnish to Lender, within 30 days of its request therefor, tenant estoppel letters from such tenants of the Premises as Lender may require; which Lender shall not request more than one (1) time per annum nor more than one (1) time prior to the date of the Securitization Transaction.

27. (a) Borrower shall furnish to Lender within 90 days after the end of each fiscal year of Borrower, a detailed and analytical financial report prepared in accordance with generally accepted accounting principles consistently applied, certified in a manner and otherwise in form reasonably acceptable to Lender covering the full and complete operation of the Premises, including without limitation: (i) income and expense statements, and (ii) a report of the leasing status of the Premises as of the end of such year, identifying the lessee, square footage leased, rental amount, base rental increases, rental concessions and/or rental deferments, if any, an commencement and expiration dates under each Lease of the Premises, and (iii) a budget and an aged accounts receivable report. Such reports shall be prepared by an accountant who may be an employee of Borrower, or of an affiliate of Borrower, acceptable to Lender. In addition to the reports referred to herein, Borrower shall promptly supply any additional information or records relating to the Premises or its operation as Lender may from time to time reasonably request. Notwithstanding anything hereinabove to the contrary, Lender agrees to accept the financial reports referenced herein, prepared by the Chief Financial Officer of Borrower's parent company, Medtox Scientific, Inc., or such other designee acceptable to Lender.

     (b) Borrower shall submit to Lender, within 90 days following the end of each fiscal year, annual balance sheets and income statements for Borrower.

28. Each notice, consent, request, report or other communication under this Mortgage or any other Loan Document (each a "Notice") which any party hereto may desire or be required to give to the other ------ shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either
(i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to U.S. mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such nationally recognized overnight air courier. All Notices shall be addressed to Borrower at its address given on the first page hereof or to Lender at c/o Principal Capital Management, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450, Attn: Commercial Real Estate Servicing, Loan No. 752834, or to such other place as either party may by written notice to the other hereafter designate as a place for service of notice.

29. This Mortgage and all provisions hereof shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

30. Borrower has had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of this Mortgage. Therefore, the terms of this Mortgage shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of this Mortgage against the interest of the party causing this Mortgage or any portion of it to be drafted. Borrower is entering into this Mortgage freely and voluntarily without any duress, economic or otherwise.

31. This Mortgage shall be governed by, and construed in accordance with the laws of the state of Minnesota, without regard to its conflicts of law principles.

32. As used herein,  the term "Default Rate" means a rate equal to the lesser of
(i) four percent (4%) per annum above the then applicable interest rate payable under the Note or (ii) the maximum rate allowed by applicable law.

33. BORROWER AND LENDER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTIONS BROUGHT BY BORROWER OR LENDER IN CONNECTION WITH THIS MORTGAGE, ANY OF THE LOAN DOCUMENTS, THE INDEBTEDNESS SECURED HEREBY, OR ANY OTHER STATEMENTS OR ACTIONS OF LENDER.

34. This Mortgage and the Indebtedness secured hereby is for the sole purpose of conducting or acquiring a lawful business, professional or commercial activity or for the acquisition or management of real or personal property as a commercial investment, and all proceeds of such Indebtedness shall be used for said business or commercial investment purpose. Such proceeds will not be used for the purchase of any security within the meaning of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System. This is not a purchase money mortgage where a seller is providing financing to a buyer for the payment of all or any portion of the purchase price, and the Premises secured hereby is not a residence or homestead or used for mining, grazing, agriculture, timber or farming purposes.

35. Unless Lender shall otherwise direct in writing, Borrower shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of the Lender. The Lender shall have the right to appear in such actions or proceedings. Borrower shall save Lender harmless from all costs and expenses, including but not limited to, reasonable attorneys' fees and costs, and costs of a title search, continuation of abstract and preparation of survey incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Lender may be or become a party by reason hereof. Such proceedings shall include but not be limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other action, suit, proceeding, right, motion or application wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Mortgage or the Loan Documents or otherwise purporting to affect the security hereof or the rights or powers of Lender. All money paid or expended by Lender in that regard, together with interest thereon from date of such payment at the Default Rate shall be additional Indebtedness secured hereby and shall be immediately due and payable by Borrower without notice.

36. Upon the occurrence of an Event of Default, unless the same has been specifically waived in writing, all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with the funds and property of Borrower, but shall be promptly paid over to Lender.

37. If more than one, all obligations and agreements of Borrower and of any general partner of Borrower are joint and several.

38. This Mortgage may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

39. Borrower has delivered to Lender an irrevocable letter of credit in the amount of $300,000.00 having an expiration date not earlier than 1 year after its issue date, to be held by Lender as additional security for the Loan;

              Borrower shall deliver to Lender not later than 30 days prior to the expiration date of said letter of credit and any renewal or replacement letter of credit, a renewal or replacement irrevocable bank letter of credit identical in terms and amount, issued by a United States bank acceptable to Lender.

              Except as hereinafter provided and so long as no Event of Default has occurred under the Loan Documents, the Letter of Credit shall be released at which time Medtox Scientific, Inc. has achieved audited net income after taxes in excess of $1,000,000.00 for two consecutive fiscal years as determined by Lender.

              Upon the occurrence of an Event of Default under the Loan Documents, Lender may, with respect to the letter of credit or any renewal or replacement thereof, exercise all enforcement rights and remedies granted to Lender under the Loan Documents and in addition to all other rights and remedies granted to Lender under the Loan Documents, Lender may, at its option, draw upon the letter of credit and any renewal or replacement letter of credit and the proceeds of such letter of credit shall constitute additional security for the Loan. Lender may, at its option, use such funds to (1) cure or partially cure any Event of Default; (2) prepay the principal amount of the Loan or any part thereof; (3) pay any interest accrued under the terms of the Note; (4) pay any other Indebtedness; (5) pay the Make Whole Premium, if any, due and payable; or (6) hold such funds in a non-interest-bearing account as additional security for the Loan, all in such order as Lender may determine. In the event the funds or any portion thereof are applied to prepay the principal amount of the Loan or any part thereof, Borrower waives any right to prepay the principal amount in whole or in part without premium, and agrees to pay, as liquidated damages and not as a penalty, a Make Whole Premium on any principal amount prepaid. The Make Whole Premium on any principal amount prepaid shall be calculated in accordance with the provisions of the Loan Documents.

              The letter of credit and any renewal or replacement letter of credit shall be returned to Borrower and Borrower's obligation to deliver such letter of credit shall expire, upon payment in full of all sums due to Lender under the Loan Documents.

              Notwithstanding anything contained herein to the contrary, Lender will accept $300,000 to be deposited with and held by Lender pursuant to an escrow security agreement between Borrower and
              Lender under terms acceptable to Lender in lieu of the above-referenced letter of credit.

        40. From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture financing with respect to all goods constituting part of the Premises (as more particularly described in the granting clause of this Mortgage) which are or are to become fixtures related to the Land described herein. For this purpose, the following information is set forth:

              (a)   Name and Address of Debtor:

                    Medtox Scientific, Inc.
                    402 West County Road
                    St. Paul, Minnesota 55112
                    Attention:  Chief Financial Officer

              (b)   Name and Address of Secured Party:

                    Principal Life Insurance Company
                    c/o Principal Capital Management, LLC
                    801 Grand Avenue
                    Des Moines, Iowa 50392-1450

              (c) This document covers goods which are or are to become fixtures.

              (d) The name of the record owner of the Premises is the Debtor described above.

              (e)   Borrowers tax identification number is 41-1997061.


       41. The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding advances made by Lender in protection of the Premises or the lien of this Mortgage and other indeterminate amounts shall be $12,400,000.00.



                            (Signatures on next page)

       IN WITNESS WHEREOF, Borrower has caused this Mortgage to be duly executed and delivered as of the date first above written.


               NEW BRIGHTON BUSINESS CENTER LLC,
               a Delaware limited liability company

               By    ____________________________________
                     Name:
                     Title:

STATE OF __________________         )
                                            ) ss.
COUNTY OF ________________ )


                The  foregoing  instrument  was  acknowledged  before  me this
______     day     of     ______________________,      ________________     by
______________________________,        the      ____________________        of
_______________________________________,                             a
____________________________________________ organized  under  the laws of the state of ____________________, on behalf of said _____________________________.

                                           -----------------------------------
                                           Notary Public